EXHIBIT 10.22.1

LITHIA MOTORS, INC.

EXECUTIVE MANAGEMENT NON-QUALIFIED

DEFERRED COMPENSATION AND LONG-TERM INCENTIVE PLAN

NOTICE OF DISCRETIONARY CONTRIBUTION AWARD

FROM:	Compensation Committee

TO:	Sidney DeBoer (“Participant”)

DATE:	, 2011

This Notice of Discretionary Contribution Award (“Notice”) is to inform you that the Company’s Compensation Committee has awarded you a Discretionary Contribution of $975,000 (nine hundred and seventy-five thousand dollars) under the Lithia Motors, Inc. Executive Management Non-Qualified Deferred Compensation and Long-Term Incentive Plan (the “Plan”). This Discretionary Contribution will be credited to your “2011 Discretionary Contribution Account” under the Plan and will be governed by and subject to the Plan’s rules, as supplemented by the additional terms and conditions provided in this Notice.

I.	Vesting. Your 2011 Discretionary Contribution Account will vest as follows:

a. Service-Based Vesting Schedule. Except as provided below, your 2011 Discretionary Contribution Account will vest according to the following schedule provided you remain employed with us on the following Vesting Date(s):

Vesting Date	Vested Percent
, 2012	100%

b. Vesting Acceleration Events. To the extent you are not already 100% vested in your 2011 Discretionary Contribution Account under the above Service-Based schedule, you will become 100% vested in your 2011 Discretionary Contribution Account assuming you remain employed with us at the time any of the following events occur:

(1)	The Company undergoes a Change in Control;

(2)	You die; or

(3)	You become Disabled.

II.	Payment Commencement.

Payment of the vested portion of your 2011 Discretionary Contribution Account shall commence between January 1 and March 15 of the calendar year following the calendar year in which you (i) attain age 72 or (ii) Separate from Service, whichever is earlier.

Note: If your vested 2011 Discretionary Contribution Account becomes payable due to your Separation from Service and at which time you are considered a “specified employee” under Section 409A of the Internal Revenue Code of 1986, as amended, your distribution commencement date may be subject to a six (6) month delay.

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The Plan document governs the payment, vesting and forfeiture of your 2011 Discretionary Contribution Account. Capitalized items used in this Notice that are not herein defined shall have the meanings prescribed to such terms in the Plan document.

This Notice reflects your 2011 Discretionary Contribution that was awarded to you by the Compensation Committee on             , 2011.

LITHIA MOTORS, INC.

By:
Its:
Date:

NOTICE OF DISCRETIONARY CONTRIBUTION AWARD FOR 2011 – SIDNEY DEBOER